SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                 ______________________________


                            FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934




Date of Report (Date of earliest event reported): April 1, 1997




                    HALTER MARINE GROUP, INC.
     (Exact name of registrant as specified in its charter)


   Delaware                 001-12159           75-2656828
(State or other            (Commission       (I.R.S. Employer
jurisdiction of            File Number)      Identification No.)
incorporation)





13085 Industrial Seaway Road, Gulfport, Mississippi      39503
(Address of principal executive offices)               (Zip Code)




Registrant's telephone number, including area code:   (601)896-0029


                        (Not Applicable)
  (Former name or former address, if changed since last report)

            INFORMATION TO BE INCLUDED IN THE REPORT


Item 5. Other Events.

     NEW DIRECTORS. Messrs. Angus H. Cooper, II, Burt H. Keenan and Daniel J. Mortimer were appointed on April 1, 1997 as members of the Board of Directors of the Registrant. They succeed the four officers of Trinity industries, Inc., Messrs. W. Ray Wallace, Timothy R. Wallace, John T. Sanford and F. Dean Phelps, Jr., who resigned after the distribution by Trinity Industries, Inc. to its stockholders on March 31, 1997 of 15,000,000 shares of the Registrant.

     Mr. Cooper, age 55, is Chairman and Chief Executive Officer of Cooper/T. Smith Corporation, a stevedoring company headquartered in Mobile, Alabama which operates in 30 ports on the East, Gulf and West Coasts of the United States, plus operations in Brazil, Colombia, Mexico and Venezuela. He currently serves on the Board of Directors of the Federal Reserve Bank of Atlanta, New Orleans Branch, Whitney National Bank, Coast Guard Foundation, World Business Council and the Executive Hall of Fame.

     Mr. Keenan, age 57, is Chairman and Chief Executive Officer of Independent Energy Holdings, a London listed United Kingdom corporation, that develops and markets electricity in the United Kingdom's deregulated electricity industry. He is a director of Telescan, a NASDAQ quoted company which conducts an interactive online information business. From 1969 to 1986, Mr. Keenan was the Chairman and Chief Executive Officer of Offshore Logistics, Inc., a NASDAQ listed marine and aviation oil and gas service company. Since 1987, he has been associated with Chaffe and Associates, Inc., an investment banking firm in New Orleans, Louisiana. Under the Carter and Reagan Administrations, Mr. Keenan was a member of the National Advisory Council on Oceans and Atmosphere, a United States Presidential Commission.

     Mr. Mortimer, age 49, is President of Gulf Coast Industries, Inc., a holding company with interests in investments, commercial and residential real estate, heavy equipment, industrial development and light manufacturing. He formerly was Chairman and President of Gulf Coast Fabrication, Inc., a marine construction company which was acquired in 1994 by a predecessor of Halter Marine Group, Inc., of which he served as Senior Vice President until May of 1996. Mr. Mortimer serves on the Boards of many community and charitable organizations, including the Southern Development Association, the Gulf Coast Children Museum, Kids Voting Mississippi and is the current President of the Mississippi Coast Crime Commission. In 1991, he was appointed by Governor Mabus as the Governor's Appointee to the Job Training Partnership Act State Board of Directors. He is active in the Society of Naval Architects and Marine Engineers, American Welding Society and American Institute of Steel Construction.

     NUMBER OF DIRECTORS. In accordance with Article VI of the Restated Certificate of Incorporation of the Registrant providing that the number of directors shall be fixed from time to time pursuant to a resolution adopted by a majority of the Board of Directors, the directors unanimously voted at the meeting of the Board of Directors held on April 2, 1997 to fix the number of directors at six (6).

     CLASSIFICATION OF DIRECTORS. At the meeting of the Board of Directors held on April 2, 1997, the directors divided themselves into three classes, in accordance with Article VI of the Restated Certificate of Incorporation of the Registrant, which provides in essence that only one class of directors shall be elected each year at the Annual Meeting of Stockholders. Messrs. John Dane, III and Daniel J. Mortimer are in the class of 1997, whose terms of office will expire with the election of directors at the Annual Meeting of Stockholders in 1997; Messrs. K. W. Lewis and Rick S. Rees are in the class of 1998, whose terms of office will expire with the election of directors at the Annual Meeting of Stockholders in 1998; and Messrs. Angus R. Cooper, II and Burt H. Keenan are in the class of 1999, whose terms of office will expire with the election of directors at the Annual Meeting of Stockholders in 1999.

     ANNUAL MEETING OF STOCKHOLDERS. The Board of Directors has fixed the time, date and place of the next Annual Meeting of Stockholders at 10:00 a.m. on July 15, 1997 at the Great Southern Club, Hancock Bank Building, Gulfport, MS. Future meetings of the stockholders will be held annually on the fourth Tuesday of July in each year.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              HALTER MARINE GROUP, INC.
                              (Registrant)


                              By: /s/ John Dane, III
                                   John Dane, III
                                   Chairman, President and
                                   Chief Executive Officer

Date: April 11, 1997